UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2011 (April 7, 2011)
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Purchase Agreement

HCP, Inc., a Maryland corporation (“Company”), on April 7, 2011, entered into an amendment (“Amendment”) to the Purchase Agreement, dated as of December 13, 2010 (as amended by the Amendment, “Purchase Agreement”), with HCP 2010 REIT LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Buyer”), HCR ManorCare, LLC, a Delaware limited liability company (“HCR ManorCare”) (as successor to HCR ManorCare, Inc., a Delaware corporation), HCR ManorCare MergeCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of HCR ManorCare (“Seller”), HCR Properties, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of HCR ManorCare (“PropCo”), and HCR Healthcare, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of HCR ManorCare.  The Purchase Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 14, 2010, and is incorporated herein by reference.

The Amendment amends and clarifies certain provisions in the Purchase Agreement, including (i) revisions to the Master Lease and Security Agreement (as defined below in Item 1.01 of this Current Report on Form 8-K), (ii) the calculation of certain adjustments to the aggregate purchase consideration pursuant to the Purchase Agreement (“Aggregate Purchase Consideration”), (iii) the conversion of PropCo into a corporation, (iv) the Company’s exercise of its option to purchase a 9.9% equity interest in HCR ManorCare for $95 million at the Closing (as defined below in Item 2.01 of this Current Report on Form 8-K), (v) Seller’s entry into the Purchase Agreement and (vi) the Company’s election to fund all of the stock portion of the Aggregate Purchase Consideration in cash in lieu of issuing 25.7 million shares of the Company’s common stock to HCR ManorCare, and (vii) to request, and to cooperate in good faith to pursue, a “pre-filing agreement” with the IRS for the taxable year of HCR ManorCare (or its successors for tax purposes) ending on April 7, 2011.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Master Lease and Security Agreement

On April 7, 2011, concurrently with the closing (“Closing”) of the Acquisition (as defined below in Item 2.01 of this Current Report on Form 8-K), the Company entered into the Master Lease and Security Agreement (“Master Lease”), through its subsidiaries set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached thereto, with HCR III Healthcare, LLC (the “Tenant”).

The Master Lease is structured as a triple-net lease, in that the Tenant (either directly or through its affiliates and sublessees) operates the Facilities and is responsible for all operating costs associated with the Facilities, including the payment of taxes, insurance and all repairs, and providing indemnities to the Company against liabilities associated with the operation of the Facilities.  In addition, all obligations under the Master Lease are guaranteed by HCR ManorCare.  HCR ManorCare also has limitations on its ability to incur debt, which is subject to a fixed charge coverage ratio, and pay dividends, which is subject to a fixed charge coverage ratio and a percentage of available cash flow after giving effect to maintenance capital expenditures and mandatory debt amortization.

The Master Lease governs the 334 post-acute, skilled nursing and assisted living facilities that the Company acquired in connection with Closing (“Facilities”), which are principally located in Ohio, Pennsylvania, Florida, Illinois and Michigan.  The Facilities are divided into four pools that are designed to have a comparable mix of Facilities based on location, asset type and performance.  The pools of Facilities have initial lease terms that range between 13 and 17 years; however, the Tenant has a one-time lease extension option with respect to each pool for varying extension terms that could extend the lease terms to range between 23 and 35 years in length.

The Master Lease provides for minimum rent in the first year of $472.5 million that is subject to increases of 3.5% per year after each of the first five years of the term, and increases of 3% per year for the remaining portion of the term.  Upon the exercise of an extension option to the term, the minimum rent will reset to the greater of the fair market value rent or 103% of the minimum rent for the prior year.  Thereafter, minimum rent will increase by the greater of the annual increase in the consumer price index or 3%.

The Tenant is required to make capital improvements to the Facilities equal to a minimum of $1,250 per bed for each of the first three years of the Master Lease and a minimum of $800 per bed commencing in year four of the Master Lease, and thereafter subject to annual escalations.  Capital expenditures will be assessed in years 10 and 20 of the term of the Master Lease with the Tenant being responsible for certain deferred maintenance and capital expenditure requirements based on such assessments.

The Company has the right of first refusal to provide sale-leaseback or other financing for any purchase options on facilities HCR ManorCare, the Tenant or any of their wholly-owned subsidiaries currently leases, any owned facilities not included in the transaction, and any development projects currently in the pipeline of HCR ManorCare.

The foregoing description of the Master Lease does not purport to be complete and is qualified in its entirety by the complete text of the Master Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Master Lease has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Master Lease were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Master Lease and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Master Lease, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.  The Company’s stockholders and other investors are not third-party beneficiaries under the Master Lease and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 7, 2011, the Company, through Buyer, completed its acquisition of the Facilities (“Acquisition”) from Seller pursuant to the terms and subject to the conditions set forth in the Purchase Agreement for a total consideration of $6.1 billion, comprised of approximately $852 million in cash in lieu of issuing 25.7 million shares of the Company’s common stock to HCR ManorCare., $3.1 billion in cash, and the reinvestment of $2.1 billion resulting from the payoff of the Company’s existing debt investments in HCR ManorCare.  Additionally, in connection with the Closing, the Company exercised its option to purchase and acquired a 9.9% equity interest in HCR ManorCare for $95 million.

Item 7.01	Regulation FD Disclosure.

On April 8, 2011, the Company issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the Closing.  The information set forth in this Item 7.01 of this Current Report on Form 8-K, including the text of the press release, attached as Exhibit 99.1 hereto, is being furnished to, but not filed with, the SEC.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited financial statements, which were provided to the Company by HCR ManorCare, Inc., as of December 31, 2010 and 2009 and the three years in the periods ended December 31, 2010 for HCR Properties, LLC, were attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2011 (“8-K dated March 22, 2011”), and are incorporated herein by reference.

(b)           Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2010 relating to the Acquisition and the Company’s previously announced acquisition of the remaining 65% interest in HCP Ventures II, were attached as Exhibit 99.1 to the 8-K dated March 22, 2011, and are incorporated herein by reference.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.  The following exhibits are being filed herewith:

No.	Description

2.1**	Amendment to Purchase Agreement, dated as of April 7, 2011, by and among HCP, Inc., HCP 2010 REIT LLC, HCR ManorCare MergeCo, Inc., HCR ManorCare, LLC, HCR Properties, LLC and HCR Healthcare, LLC.

10.1**

Master Lease and Security Agreement, dated as of April 7, 2011, by and between the parties set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached thereto and HCR III Healthcare, LLC.

99.1 *	Text of the Press Release dated April 8, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

**	Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2011

HCP, Inc.

By:	/s/ Thomas M. Herzog
Thomas M. Herzog,
Executive Vice President -
Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1 **	Amendment to Purchase Agreement, dated as of April 7, 2011, by and among HCP, Inc., HCP 2010 REIT LLC, HCR ManorCare MergeCo, Inc., HCR ManorCare, LLC, HCR Properties, LLC and HCR Healthcare, LLC.

10.1 **

Master Lease and Security Agreement, dated as of April 7, 2011, by and between the parties set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached thereto and HCR III Healthcare, LLC.

99.1 *	Text of the Press Release dated April 8, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

**	Portions of this exhibit have been omitted pursuant to a request for confidential treatment with the SEC.